Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2021 and, if not defined in the Form 8-K, the Proxy Statement.
The following unaudited pro forma condensed combined balance sheet of New Nautilus as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations of New Nautilus for the three months ended March 31, 2021 and for the year ended December 31, 2020 present the combination of the financial information of ARYA and Nautilus after giving effect to the Business Combination, PIPE Financing and related adjustments described in the accompanying notes. ARYA and Nautilus are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the PIPE Financing, are referred to herein as New Nautilus.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical unaudited condensed balance sheet of ARYA and the historical unaudited condensed balance sheet of Nautilus as of March 31, 2021 on a pro forma basis as if the Business Combination and the PIPE Financing had been consummated on March 31, 2021.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the historical unaudited condensed statement of operations of ARYA for the three months ended March 31, 2021 and the historical unaudited condensed statement of operations of Nautilus for the three months ended March 31, 2021, giving effect to the transaction as if the Business Combination and the PIPE Financing had been consummated on January 1, 2020. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 combines the historical audited statements of operations of ARYA for the period from March 27, 2020 (inception) through December 31, 2020 and the historical audited statement of operations of Nautilus for the year ended December 31, 2020, giving effect to the transaction as if the Business Combination and the PIPE Financing had been consummated on January 1, 2020.
The unaudited pro forma financial information has been prepared by us in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11 and should be read in conjunction with the accompanying notes.
The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Nautilus’ financial condition or results of operations would have been had the Business Combination and the PIPE Financing occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of New Nautilus. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.
On June 9, 2021, New Nautilus consummated the previously announced Business Combination pursuant to Business Combination Agreement dated February 7, 2021 between ARYA and Nautilus, under the terms of which, ARYA acquired Nautilus, upon domestication of ARYA, through which a wholly-owned subsidiary of ARYA merged with and into Nautilus, with Nautilus becoming a wholly-owned subsidiary of ARYA, referred to herein as New Nautilus, which became a publicly-listed entity. As a result of the Business Combination, New Nautilus owns, directly or indirectly, all of the issued and outstanding equity interests of Nautilus and the Nautilus equity holders hold a portion of the New Nautilus Common Stock.
The following unaudited pro forma condensed combined financial statements presented herein reflect the redemption of 465,363 shares of Class A Common Stock by ARYA’s shareholders in conjunction with the shareholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on June 8, 2021.
The unaudited pro forma combined financial information is based on and should be read in conjunction with the historical audited financial statements as of and for the period ending December 31, 2020 and, also, historical unaudited condensed financial statements as of and for the period ending March 31, 2021 of each of ARYA and Nautilus and the respective notes thereto, as well as the disclosures contained in the sections titled “ARYA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Nautilus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(in thousands)

	Historical
	ARYA (Historical)	Nautilus (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$682	$51,803	$149,564	A	$378,985
			(5,233)	B
			(6,931)	C
			(6,246)	D
			200,000	E
			(4,654)	F
Short-term investments	—	16,034	—		16,034
Prepaid expenses and other current assets	254	1,293	—		1,547
Total current assets	936	69,130	326,500		396,566
Investments held in Trust account	149,564	—	(149,564)	A	—
Property and equipment, net	—	1,714	—		1,714
Operating lease right-of-use assets	—	4,429	—		4,429
Other long term assets	—	4,129	(3,202)	C	927
Total Assets	$150,500	$79,402	$173,734		$403,636
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	117	2,120	(856)	C	1,381
Accrued expenses and other liabilities	1,652	1,130	(277)	C	966
			(1,539)	D
Due to related party	30	—			30
Current portion of operating lease liability	—	1,670	—		1,670
Total current liabilities	1,799	4,920	(2,672)		4,047
Operating lease liabilities	—	2,859	—		2,859
Deferred underwriting commissions	5,233	—	(5,233)	B	—
Total liabilities	7,032	7,779	(7,905)		6,906
Commitments and contingencies
Redeemable convertible preferred stock:
Series Seed redeemable convertible preferred stock	—	5,494	(5,494)	H	—
Series A redeemable convertible preferred stock	—	27,067	(27,067)	H	—
Series B redeemable convertible preferred stock	—	75,857	(75,857)	H	—
Total redeemable convertible preferred stock	—	108,418	(108,418)		—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET – (CONTINUED)
AS OF MARCH 31, 2021
(in thousands)

	Historical
	ARYA (Historical)	Nautilus (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Class A common stock, subject to possible redemption	138,468	—	(4,654)	F	—
			(133,814)	G
Stockholders' equity (deficit):
Preferred stock	—	—	—		—
Common Stock	—	—	2	E	12
			0	F
			1	G
			5	H
			0	I
			4	K
Class A Common Stock	—	—	—		—
Class B Common Stock	—	—	0	I	—
Nautilus Common Stock	—	1	0	J	—
			(1)	K
Additional paid-in capital	7,292	1,936	(9,000)	C	435,450
			(4,707)	D
			199,998	E
			133,813	G
			108,413	H
			0	I
			0	J
			(3)	K
			(2,292)	L
Accumulated other comprehensive income (loss)	—	2	—		2
Retained Earnings (Accumulated Deficit)	(2,292)	(38,734)	2,292	L	(38,734)
Total stockholders' equity (deficit)	5,000	(36,795)	428,525		396,730
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$150,500	$79,402	$173,734		$403,636

UNAUDITED PRO FORMA
COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)

	For the period from March 27, 2020 (inception) to December 31, 2020	Year Ended December 31, 2020
	ARYA (Historical)	Nautilus (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$—	$12,432	—		$12,432
General and administrative	576	3,312	—		3,888
Total operating expenses	576	15,744	—		16,320
Loss from operations	(576)	(15,744)	—		(16,320)
Other income (expense), net	53	125	(53)	AA	125
Net loss	$(523)	$15,619	$(53)		$(16,195)
Weighted average shares outstanding of Common Stock					124,045,255
Basic and diluted net loss per share - Common Stock					$(0.13)
Weighted average shares outstanding of Class A Common Stock	14,950,000
Basic and diluted net loss per share - Class A	$0.00
Weighted average shares outstanding of Class B Common Stock	3,764,852
Basic and diluted net loss per share - Class B	$(0.15)
Weighted average shares outstanding of Nautilus Common Stock		8,017,976
Basic and diluted net loss per share - Nautilus		$(1.95)

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share amounts)

	Three Months Ended March 31, 2021
	ARYA (Historical)	Nautilus (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$—	$4,835	$—		$4,835
General and administrative	1,780	3,582	—		5,362
Total operating expenses	1,780	8,417	—		10,197
Loss from operations	(1,780)	(8,417)	—		(10,197)
Other income (expense), net	11	8	(11)	AA	8
Net loss	$(1,769)	$(8,409)	$(11)		$(10,189)
Weighted average shares outstanding of Common Stock					124,045,255
Basic and diluted net loss per share - Common Stock					$(0.08)
Weighted average shares outstanding of Class A Common Stock	14,950,000
Basic and diluted net loss per share- Class A	$0.00
Weighted average shares outstanding of Class B Common Stock	4,236,500
Basic and diluted net loss per share- Class B	$(0.42)
Weighted average shares outstanding of Nautilus Common Stock		9,095,711
Basic and diluted net loss per share - Nautilus		$(0.92)

Note 1—Description of the Business Combination
On June 9, 2021, New Nautilus consummated the previously announced Business Combination pursuant to Business Combination Agreement dated February 7, 2021 between ARYA and Nautilus, under the terms of which, ARYA acquired Nautilus, upon domestication of ARYA, through which a wholly-owned subsidiary of ARYA merged with and into Nautilus, with Nautilus becoming a wholly-owned subsidiary of ARYA, referred to herein as New Nautilus, which became a publicly-listed entity. As a result of the Business Combination, New Nautilus owns, directly or indirectly, all of the issued and outstanding equity interests of Nautilus and the Nautilus equity holders hold a portion of the New Nautilus Common Stock.
As a result of the Business Combination Agreement, Nautilus equity holders received an aggregate number of shares of New Nautilus Common Stock equal to (i) $900.0 million plus $24.3 million, which reflects the aggregate exercise price of all stock options (whether vested or unvested) of Nautilus at the consummation of the Business Combination, divided by (ii) $10.00 giving effect to the Exchange Ratio of approximately 3.6281 based on the terms of the Business Combination Agreement. At the Closing, (i) an aggregate of 18,721,137 shares of Class A and Class B ordinary shares of ARYA were exchanged for an equivalent number of Common Stock pursuant to the Domestication, (ii) an aggregate of 85,324,118 shares of Common Stock were issued in exchange for the shares of Nautilus outstanding as of immediately prior to the Effective Time and (iii) an aggregate of 20,000,000 shares of Common stock were issued to the PIPE Investors in the PIPE Financing with total gross proceeds of $200 million. Moreover, at the Closing, all options to purchase shares of Nautilus were exchanged for comparable options to purchase shares of Common Stock based on an implied Nautilus equity value of $900 million. Immediately after giving effect to the transactions, there were 124,045,255 shares of Common Stock outstanding and 7,106,767 shares of Common Stock subject to outstanding options under the 2017 Plan.
The following summarizes the number of New Nautilus Common Stock outstanding following the consummation of the Business Combination and the PIPE Financing, based on the estimated aggregate exercise price of all options (whether vested or unvested) of Nautilus at the consummation of the Business Combination excluding the potential dilutive effect of the exercise or vesting of warrants and stock options:

Shareholder	Shares	%
Former ARYA Class A Shareholders	14,983,637	12.1%
Former ARYA Class B Sponsor Shares	3,737,500	3.0%
Perceptive PIPE Investor	5,500,000	4.4%
Other PIPE Investors	14,500,000	11.7%
Former Nautilus shareholders	85,324,118	68.8%
Total	124,045,255	100.0%
Note 2—Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information gives effect to the Business Combination and related PIPE Financing. Pro forma transaction accounting adjustments are included only to the extent they are adjustments that reflect the accounting for the Business Combination and related PIPE Financing in accordance with U.S. GAAP.
This Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ARYA is expected to be treated as the "acquired" company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Nautilus will represent a continuation of the financial statements of Nautilus with the Business Combination treated as the equivalent of Nautilus issuing stock for the net assets of ARYA, accompanied by a recapitalization. The net assets of ARYA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Nautilus in future reports of the New Nautilus. The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration both the no redemption and maximum redemption scenario:
•The pre-combination equity holders of Nautilus will hold the majority of voting rights in New Nautilus;

•The pre-combination equity holders of Nautilus will have the right to appoint the majority of the directors on the New Nautilus Board;
•Senior management of Nautilus will comprise the senior management of New Nautilus; and
•Operations of Nautilus will comprise the ongoing operations of New Nautilus.
Under the reverse recapitalization model, the Business Combination will be treated as Nautilus issuing equity for the net assets of ARYA, with no goodwill or intangible assets recorded.
If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.
New Nautilus assumed outstanding and unexercised equity awards for employees and converted them into New Nautilus equity awards upon the consummation of the Business Combination. Accordingly, no effect has been given to the unaudited pro forma condensed combined financial information for the new awards.
The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Nautilus incurred significant losses during the historical periods presented.
Note 3 – Pro Forma Adjustments
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:
A.Reflects the liquidation and reclassification of $149.6 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general use by New Nautilus following the Closing.
B.Reflects the payment of $5.2 million of deferred underwriters’ fees incurred during ARYA’s IPO due upon the Closing.
C. Represents preliminary estimated direct and incremental transaction costs of $9.0 million incurred by Nautilus prior to, or concurrent with, the Closing. As of March 31, 2021, Nautilus had deferred transaction costs incurred of $3.2 million, of which $1.1 million was unpaid.
D.Represents preliminary estimated direct and incremental transaction costs of $6.2 million incurred by ARYA prior to, or concurrent with, the Closing that are to be cash settled upon Closing in accordance with the Business Combination Agreement, excluding the $5.2 million of deferred underwriting fees related to the ARYA initial public offering as described in adjustment note (B). As of March 31, 2021, ARYA had transaction costs incurred of $1.5 million, all of which was unpaid.
E.Reflects the proceeds of $200.0 million from the issuance and sale of 20.0 million shares of New Nautilus Common Stock at $10.00 per share pursuant to the Subscription Agreements entered into with New PIPE Investors in connection with the PIPE Financing.
F.Represents the cash disbursed to redeem 465,363 shares of Class A Common Stock in connection with the Business Combination allocated to common stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of approximately $10.00 per share.
G.Reflects the reclassification of Class A Common Stock subject to possible redemption to permanent equity immediately prior to the Closing.
H.Reflects the conversion of Nautilus redeemable convertible preferred stock into New Nautilus Common Stock pursuant to the conversion rate effective immediately prior to the Effective Time.

I.Reflects the conversion of 3,737,500 ARYA shares of Class B Common Stock into shares of New Nautilus Common Stock.
J.Reflects net share settlement of Nautilus common stock warrants upon closing of the Business Combination.
K.Represents the recapitalization of common shares between Nautilus Common Stock, New Nautilus Common Stock and additional paid-in capital.
L.Reflects the elimination of ARYA’s historical accumulated deficit.
Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2021 and for the Year Ended December 31, 2020:
The adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are as follows:
AA. Represents the elimination of investment income related to the investments held in the ARYA Trust Account.

Note 4 – Net Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

(in thousands except share and per share data)	Year Ended December 31, 2020	Three Months Ended March 31, 2021
Pro Forma net loss	$(16,195)	$(10,189)
Basic weighted average shares outstanding	124,045,255	124,045,255
Pro forma net loss per share - Basic and Diluted	$(0.13)	$(0.08)

Weighted average shares outstanding - basic and diluted
Former ARYA Class A shareholders	14,983,637	14,983,637
Former ARYA Class B Sponsor Shares	3,737,500	3,737,500
Perceptive PIPE Investor	5,500,000	5,500,000
Other PIPE Investors	14,500,000	14,500,000
Former Nautilus Shareholders	85,324,118	85,324,118
Total weighted average shares outstanding - basic and diluted	124,045,255	124,045,255